UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012
ZAP.COM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27729	76-0571159
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, Harbinger Group Inc., the registrant’s parent company (“HGI”), and Francis T. McCarron, the registrant’s Chief Financial Officer, entered into a Transition Services Agreement, pursuant to which Mr. McCarron has agreed to resign from his position as Chief Financial Officer of the registrant on the earlier of April 30, 2012 or the date a new Chief Financial Officer is appointed for HGI.  The new Chief Financial Officer of HGI is expected to become the Chief Financial Officer of the registrant.

The foregoing summary of the aforementioned Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Transition Services Agreement, which is filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Transition Services Agreement by and between Francis T. McCarron and Harbinger Group Inc., dated as of February 15, 2012

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SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: February 21, 2012	By:	/s/ Omar Asali
		Name:	Omar Asali
		Title:	Director

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